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                                                                      Exhibit 21

                              LASERTECHNICS, INC.
                              3208 COMMANDER DRIVE
                            CARROLLTON, TEXAS 75006

                                                               December 23, 1997

Amphion Ventures L.P. ("Ventures II")
Antiope Partners L.L.C. ("Partners")
c/o Jackson Hole Management Company
590 Madison Avenue, 32nd Floor
New York, New York 10022

J.P. Morgan Investment Corporation ("JPMIC")
60 Wall Street
New York, New York 10260

                      AMENDMENT TO NOTE PURCHASE AGREEMENT
                      ------------------------------------

Dear Sirs:

     This letter sets forth certain amendments to (i) the Note Purchase Agreement dated as of June 25, 1997 (the "Original Note Purchase Agreement"), among Lasertechnics, Inc., a Delaware corporation (the "Company"), Antiope Partners L.L.C. (formerly, Wolfensohn Partners, L.P.) ("Partners") and J.P. Morgan Investment Corporation ("JPMIC"), which Note Purchase Agreement was assigned by Antiope Partners L.L.C. to Amphion Ventures L.P. (formerly Wolfensohn Associates II L.P.) ("Ventures II") by Assignment Agreement dated as of August 19, 1997 and (ii) the several Senior Promissory Notes issued and sold by the Company pursuant to the Original Note Purchase Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Original Note Purchase Agreement, as modified and amended herein.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound hereby, hereby agree to amend the Original Note Purchase Agreement, the Senior Promissory Notes and the Pledge Agreement, as follows:

     1. EXTENSION OF FINAL MATURITY DATE. The Final Maturity Date under the Note Purchase Agreement and each of the Senior Promissory Notes is hereby extended to December 31, 1998, for all purposes of the Note Purchase Agreement, the Senior Promissory Notes and the Pledge Agreement, except as expressly provided in paragraph 2 of this Amendment to Note Purchase Agreement.

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Lasertechnics, Inc.
Amendment to Note Purchase Agreement
Page 2 of 3

     2. ADDITIONAL CONSIDERATION. Notwithstanding the extension of the Final Maturity Date as provided herein, on December 31, 1997, the Company shall pay and deliver to each registered holder of the Senior Promissory Notes the additional consideration provided for in paragraph 7 of the Original Note Purchase Agreement, with respect to any and all Senior Promissory Notes outstanding on such date.

     3. RIGHT TO EXCHANGE NOTES. The exchange right set forth in paragraph 9 of the Original Note Purchase Agreement is hereby terminated, and the Original Note Purchase Agreement is hereby amended to delete such paragraph 9 in its entirety.

     4. MISCELLANEOUS. (a) Except to the extent modified and amended herein, the terms and provisions of the Original Note Purchase Agreement, Senior Promissory Notes and Pledge Agreement shall remain in full force and effect as originally executed. All references in the Senior Promissory Notes, the Pledge Agreement or any other instrument or agreement to the Note Purchase Agreement shall be deemed for all purposes to refer to the Note Purchase Agreement as amended hereby.

     (b) This Amendment and the amendments and modifications provided for herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (c) This Amendment may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Amendment may be attached to any other counterpart of this Amendment without in any way changing the effect thereof. This Amendment shall be effective as to each of the undersigned, severally, when executed and delivered by the Company and such signatory.

     (d) The Company, Partners and Ventures II acknowledge that this letter agreement is being executed by them, and is effective as between them (notwithstanding anything in the original Note Purchase Agreement to the contrary), prior to its execution by JPMIC. If this letter agreement is not executed by JPMIC within thirty days after the date hereof, the Company, Partners and Ventures II will negotiate with each other in good faith with respect to an appropriate modification to this letter agreement. If any modifications to the terms of this letter agreement are made in connection with the execution hereof by JPMIC, and such terms are more favorable to JPMIC, the Company agrees to amend this letter so that it is on substantially the same terms as the letter with JPMIC.
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     If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Amendment.

                                   Very truly yours,

                                   LASERTECHNICS, INC.

                                   By: /s/ Richard C.E. Morgan
                                       -----------------------------
                                       Name: Richard C.E. Morgan
                                       Title:


Each of the undersigned agrees with and
accepts the foregoing terms and provisions as of the date first above written.

AMPHION VENTURES L.P.

By: Amphion Partners L.L.C., its general partner

    By: /s/ Richard C.E. Morgan
        ----------------------------------------
            Managing Member

ANTIOPE PARTNERS L.L.C.

    By: /s/ Richard C.E. Morgan
        ----------------------------------------
            Managing Member

J.P. MORGAN INVESTMENT CORPORATION

By:
    --------------------------------------------
    Name:
    Title: